UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2008

EnerNOC, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On December 18, 2008, the Board of Directors of EnerNOC, Inc. (the “Company”) approved a one-time offer (the “Exchange Offer”) to its employees, including the Company’s executive officers, and directors to exchange option grants that have an exercise price per share that is equal to or greater than the higher of $12.00 or the closing price of the Company’s common stock as reported on The NASDAQ Global Market on the expiration date of the Exchange Offer (the “Market Price”).  The Exchange Offer commenced on December 19, 2008 and will expire at 4:00 p.m., Eastern Time, on January 21, 2009 or such later date as may apply if the Company extends the Exchange Offer.

For each eligible option grant that is tendered for exchange, the employee or director will receive a new option grant with an exercise price per share equal to: (1) the Market Price for employees who are not executive officers or directors of the Company; (2) 33% above the Market Price for executive officers who are not also directors of the Company; or (3) 50% above Market Price for directors of the Company. Each new option grant will have the same vesting schedule as the tendered eligible option grant, except that the vesting schedule for any options that are already vested or that will vest within 12 months of the new option grant date will be reset such that those options will vest upon the 12-month anniversary of the new option grant date, so long as the optionholder continues to provide services to the Company as an employee or director.  The number of shares represented by each new option grant will be determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the new option grant at the time the new option is granted being equal to the fair value of the eligible option grant tendered for exchange at the time immediately prior to the eligible option grant being cancelled.  In substantially all cases, the new option grant will represent the right to purchase fewer shares than the eligible option grant tendered for exchange, and in no event will the new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange.  All new option grants will expire five years from the grant date.

The foregoing description of the Exchange Offer is qualified in its entirety by reference to the description thereof set forth in Exhibit (a)(1)(A) to the Schedule TO filed by the Company with the Securities and Exchange Commission on December 19, 2008 (File No. 005-83637).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERNOC, INC.

Date: December 23, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)